Exhibit 99.1

Investor Overview Q1 2025 April 2025

2 Forward - looking statements This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including statements relating to our full year 2025 expectations of gross capex, interest expense, pension income, adjusted effective tax rate, and diluted share count, and future financial targets of North American LTL revenue CAGR, adjusted EBITDA CAGR, adjusted operating ratio improvement, and capex as a percentage of revenue . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following : the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations ; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages ; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands ; our ability to implement our cost and revenue initiatives and realize growth and expansion as a result of those initiatives ; the effectiveness of our action plan, and other management actions, to improve our North American LTL business ; our ability to continue insourcing linehaul in ways that enhance our network efficiency and productivity ; the anticipated impact of a freight market recovery on our business ; our ability to benefit from a sale, spin - off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies ; goodwill impairment ; issues related to compliance with data protection laws, competition laws, and intellectual property laws ; fluctuations in currency exchange rates, fuel prices and fuel surcharges ; the expected benefits of the spin - offs of GXO Logistics, Inc . and RXO, Inc .; our ability to develop and implement proprietary technology and suitable information technology systems ; the impact of potential cyber - attacks and information technology or data security breaches or failures ; our ability to repurchase shares on favorable terms ; our indebtedness ; our ability to raise debt and equity capital ; fluctuations in interest rates ; seasonal fluctuations ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain management talent and key employees including qualified drivers ; labor matters ; litigation ; competition ; and our ability to deliver pricing growth driven by service quality . All forward - looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements except to the extent required by law . Non - GAAP financial measures This presentation contains non - GAAP financial measures . For a description of these non - GAAP financial measures, including a reconciliation to the most comparable measure under GAAP, see the Appendix to this presentation .

First quarter 2025 highlights XPO operating income of $151 million, up 9% YoY LTL adjusted operating ratio of 85.9%, improved by 30 bps sequentially LTL purchased transportation expense reduced by 53% YoY LTL linehaul miles outsourced to third - party carriers reduced by 940 bps YoY LTL yield, excluding fuel, up 6.9% YoY LTL revenue per shipment, excluding fuel, up 5.2% YoY LTL damages at lowest level in company history LTL on - time performance improved YoY for the 12th consecutive quarter Improved LTL adjusted OR by 370 bps over two years, in a historically soft freight environment Refer to “Financial Reconciliations” and “Non - GAAP Financial Measures” sections in Appendix for related information 3

4 First quarter 2025 performance $1.95 billion REVENUE $151 million OPERATING INCOME $69 million NET INCOME $0.58 DILUTED EARNINGS PER SHARE $87 million ADJUSTED NET INCOME $ 0.73 ADJUSTED DILUTED EPS $ 278 million ADJUSTED EBITDA $142 million CASH FLOW FROM OPERATING ACTIVITIES NORTH AMERICAN LTL $1.17 billion REVENUE $250 million ADJUSTED EBITDA 85.9% ADJUSTED OPERATING RATIO Refer to “Financial Reconciliations” and “Non - GAAP Financial Measures” sections in Appendix for related information EUROPEAN TRANSPORTATION $782 million REVENUE $32 million ADJUSTED EBITDA BY SEGMENT

Our LTL strategy is driving significant margin and earnings expansion 5 Provide best - in - class service 2 3 4 Invest in network for the long - term Accelerate yield growth Drive cost efficienci es Targets for LTL Growth, Profitability and Efficiency, 2021 - 2027 1 Revenue CAGR of 6% to 8% Adjusted EBITDA CAGR of 11% to 13% Adjusted operating ratio improvement of a t least 600 bps Refer to “Non - GAAP Financial Measures” section in Appendix for related information

Strong position in North American LTL 6 6

A leading carrier in a compelling industry • $53 billion bedrock industry for the US economy, with over 75% share held by top 10 LTL players • Diverse demand across verticals, with secular growth drivers • Attractive pricing environment for over a decade, with positive YoY industry pricing each year • Strong service quality is key gating factor for yield growth and margin expansion • Industry service center capacity has declined over the past decade 5% CAGR: North American LTL industry revenue Sources: Third - party research; company filings Note: Revenue CAGR for periods 2010 – 2024; industry size and market share data for 2024 7

A major player in the supply - chain ecosystem Note: Company data for North American LTL segment only as of March 31, 2025, unless otherwise noted as 2024 (full year) 4th largest LTL carrier by 2024 revenue 14.6% of 2024 revenue allocated to gross capex 13 million 2024 s hipments 36,000 customers served $4.9 billion 2024 revenue 9% 2024 industry share 8 13,0 0 0 d rivers 34,0 0 0 t railers 18 billion 2024 pounds of freight 661 million 2024 l inehaul miles run 2 3 ,0 0 0 e mployees 301 service centers quarterly (bring back

9 Expansive network of service centers covering 99% of US zip codes • 301 service centers 1 • Cross - border and offshore capabilities • Strategic investments in high - demand markets 1 As of March 31, 2025

Strategic mix of blue - chip and local customers 10 Note: Company data for North American LTL segment only as of March 31, 2025; selected customers Long - standing relationships – average tenure of top 10 customers is 18 years

LTL growth plan and levers 11

Provide best - in - class service Accelerate yield growth Drive cost efficiencies • Aligning price earned with increasing service excellence • Expanding accessorial revenue from premium service offerings • Growing share of higher - yielding local channel with scaled - up local salesforce • Insourcing linehaul miles to enhance service quality, network density and fluidity at lower cost • Expanding use of AI in proprietary technology to enhance efficiency • Rationalizing corporate cost structure 12 Executing on four key levers • Continually strengthening our value proposition through a world - class service culture • Incentivizing employees to deliver outstanding service quality for customers • Investing in new tools for field operations and enhancing training programs Invest in network for the long - term • Targeting capex of 8% to 12% of revenue on average through 2027 • Expanding linehaul fleet with tractors and in - house trailer manufacturing • Investing in capacity to further improve service and drive network efficiencies

1 Based on claims payment data 2 Based on damage frequency data 13 More than 80% improvement in damages 2 since Q4’21, driven by service initiatives Delivering meaningful service improvements Damage claims as a % of LTL revenue 1 1.1% 1.0% 0.9% 0.5% 0.2% 0.3% 2020 2021 2022 2023 2024 Q1 2025 LTL growth plan

$145 $197 $145 $197 $424 $581 $715 3.8% 5.2% 4.1% 4.8% 9.1% 12.4% 14.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $- $200 $400 $600 $800 $1,000 2018 2019 2020 2021 2022 2023 2024 Gross capex as a % of revenue Gross capex ($ millions) Investing in capacity that supports growth and high returns 14 Tractor age in years As of December 31 5.3 5.1 5.4 5.9 5.9 Note: Gross capex and revenue for North American LTL only 1 Excludes the company’s December 2023 acquisition of 28 service centers 5.0 1 Reduced average fleet age to 4.0 years in Q1’25 4.1 LTL growth plan

Earning price by delivering value through service excellence 15 Note: Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with th e c ompany's revenue recognition policy Yield, excluding fuel, improved 6.9% year - over - year in Q1’25 Gross revenue per hundredweight (excluding fuel surcharges) $18.63 $19.80 $21.18 $22.21 $23.94 $24.73 2020 2021 2022 2023 2024 Q1 2025 LTL growth plan

Insourcing linehaul is a key cost and service opportunity 16 Reduced linehaul miles outsourced to third - party carriers by 940 bps year - over - year in Q1’25 Linehaul miles outsourced to third - party carriers, as a % of total linehaul miles 25.2% 23.6% 23.8% 20.9% 14.7% 8.8% 2020 2021 2022 2023 2024 Q1 2025 LTL growth plan

17 11% to 13% adjusted EBITDA CAGR in North American LTL 2021 - 2027 Combination of volume gains + pricing over inflation 6% to 7% 3% to 4% 2% Operating costs optimized through technology Linehaul insourced from third parties Expected components and contributions 11% to 13%

Appendix 18

European Transportation segment • In France: the #1 full truckload (FTL) broker and the #1 pallet network (LTL) provider • In Iberia (Spain and Portugal): the #1 FTL broker and the #1 LTL provider • In the UK: a top - tier dedicated truckload provider, and the largest single - owner LTL network • Serves a diverse base of customers with consumer, trade and industrial markets, including many sector leaders that have long - tenured relationships with XPO • Range of services includes dedicated truckload, LTL, FTL brokerage, warehousing, managed transportation, last mile and freight forwarding, as well as multimodal solutions that are customized to reduce CO 2 e emissions Unique pan - European transportation platform holds leading positions in key geographies 19 19

20 For the full year 2025, the company expects: • Total company gross capex of $600 million to $700 million • Interest expense of $220 million to $230 million • Pension income of approximately $6 million • Adjusted effective tax rate of 24% to 25% • Diluted share count of 120 million 2025 planning assumptions Refer to “Non - GAAP Financial Measures” on page 24 of this document

Financial reconciliations The following table reconciles XPO’s net income for the periods ended March 31, 2025 and 2024 to adjusted EBITDA for the same periods. 21 Reconciliation of net income to adjusted EBITDA Amounts may not add due to rounding 1 Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation seg men t covering periods prior to 2015 Refer to “Non - GAAP Financial Measures” section on page 25 of this document In millions (Unaudited) Change % Net income $ 69 $ 67 3.0% Debt extinguishment loss 5 - Interest expense 56 58 Income tax provision 22 23 Depreciation and amortization expense 123 117 Legal matter (1) (11) - Transaction and integration costs 3 14 Restructuring costs 12 8 Adjusted EBITDA $ 278 $ 288 -3.5% Three Months Ended March 31, 2025 2024

Financial reconciliations (cont.) The following table reconciles XPO’s net income for the periods ended March 31, 2025 and 2024 to adjusted net income for the same periods. 22 Amounts may not add due to rounding 1 Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation seg men t covering periods prior to 2015 2 The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, no n - d eductible compensation, losses for which no tax benefit can be recognized, and contribution - and margin - based taxes 3 Reflects an adjustment recognized during the first quarter of 2025 to the tax benefit recognized in the second quarter of 202 4 related to a legal entity reorganization within our European Transportation business Refer to “Non - GAAP Financial Measures” section on page 25 of this document Reconciliation of adjusted net income and adjusted diluted earnings per share In millions, except per share data (Unaudited) Net income $ 69 $ 67 Debt extinguishment loss 5 - Amortization of acquisition-related intangible assets 14 14 Legal matter (1) (11) - Transaction and integration costs 3 14 Restructuring costs 12 8 Income tax associated with the adjustments above (2) (5) (7) European legal entity reorganization (3) 1 - Adjusted net income $ 87 $ 97 Adjusted diluted earnings per share $ 0.73 $ 0.81 Weighted-average common shares outstanding Diluted weighted-average common shares outstanding 120 120 2025 2024 Three Months Ended March 31,

Financial reconciliations (cont.)

The following table reconciles XPO's operating income attributable to its North American less-than-truckload ("LTL") segment for the periods ended March 31, 2025 and 2024 to adjusted operating income, adjusted operating ratio and adjusted EBITDA for the same periods.

Reconciliation of North American LTL adjusted operating income, adjusted operating ratio and adjusted EBITDA

In millions	Three Months Ended March 31,		
(Unaudited)	2025	2024	Change %
Revenue (excluding fuel surcharge revenue)	$ 994	$ 1,011	-1.7%
Fuel surcharge revenue	178	210	-15.2%
Revenue	1,172	1,221	-4.0%
Salaries, wages and employee benefits	615	613	0.3%
Purchased transportation	37	78	-52.6%
Fuel, operating expenses and supplies (1)	232	243	-4.5%
Operating taxes and licenses	16	16	0.0%
Insurance and claims	24	21	14.3%
(Gains) losses on sales of property and equipment	-	2	-100.0%
Depreciation and amortization	90	82	9.8%
Operating income	158	165	-4.2%
Operating ratio (2)	86.5%	86.4%	
Amortization expense	9	9	
Gains on real estate transactions	(2)	-	
Adjusted operating income	$ 165	$ 175	-5.7%
Adjusted operating ratio (3)	85.9%	85.7%	
Depreciation expense	80	73	
Pension income	2	6	
Gains on real estate transactions	2	-	
Adjusted EBITDA (4)	$ 250	$ 255	-2.0%

Amounts may not add due to rounding

[1] Fuel, operating expenses and supplies includes fuel-related taxes

[2] Operating ratio is calculated as (1 - (operating income divided by revenue)) using the underlying unrounded amounts

[3] Adjusted operating ratio is calculated as (1 - (adjusted operating income divided by revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio

[4] Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280

Refer to "Non-GAAP Financial Measures" on page 25 of this document

23

XPO

Financial reconciliations (cont.) The following table reconciles XPO’s operating income attributable to its North American less - than - truckload ("LTL") segment for the periods ended March 31, 2025, December 31, 2024 and March 31, 2023 to adjusted operating income and adjusted operating ratio. 24 Reconciliation of North American LTL Adjusted Operating Income and Adjusted Operating Ratio Amounts may not add due to rounding 1 Fuel, operating expenses and supplies includes fuel - related taxes 2 Operating ratio is calculated as (1 - (operating income divided by revenue)) using the underlying unrounded amounts 3 Adjusted operating ratio is calculated as (1 - (adjusted operating income divided by revenue)) using the underlying unrounded am ounts; adjusted operating margin is the inverse of adjusted operating ratio In millions (Unaudited) Revenue (excluding fuel surcharge revenue) $ 994 $ 985 $ 903 Fuel surcharge revenue 178 171 217 Revenue 1,172 1,156 1,120 Salaries, wages and employee benefits 615 621 555 Purchased transportation 37 44 99 Fuel, operating expenses and supplies (1) 232 218 248 Operating taxes and licenses 16 16 12 Insurance and claims 24 18 28 (Gains) losses on sales of property and equipment - (34) 1 Depreciation and amortization 90 89 68 Restructuring costs - 5 6 Operating income 158 179 103 Operating ratio (2) 86.5% 84.5% 90.8% Amortization expense 9 9 8 Restructuring costs - 5 6 Gains on real estate transactions (2) (34) - Adjusted operating income $ 165 $ 159 $ 117 Adjusted operating ratio (3) 85.9% 86.2% 89.6% Three Months Ended March 31, December 31, March 31, 2025 2024 2023

Non - GAAP financial measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non - GAAP financial measures contained in this document to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis ; adjusted net income ; adjusted diluted earnings per share ("adjusted EPS") ; adjusted operating income for our North American Less - Than - Truckload segment ; adjusted operating ratio for our North American Less - Than - Truckload segment ; and adjusted effective tax rate . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs, and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, stock - based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance . We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition - related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables . We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses and other adjustments as set out in the attached tables . We believe that adjusted effective tax rate improves comparability of our effective tax rate, by excluding the tax effect of special items . With respect to our targets for : ( i ) the North American less - than - truckload segment’s adjusted EBITDA CAGR and adjusted operating ratio for the six - year period 2021 through 2027 and (ii) the 2025 adjusted effective tax rate, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows in accordance with GAAP that would be required to produce such a reconciliation . 25